UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2006 (October 30, 2006)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Connecticut Avenue

Norwalk, Connecticut 06850

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of October 30, 2006, Affinion Group, Inc., a Delaware corporation (“Affinion” or the “Company”), entered into a Binding Compensation Term Sheet (the “Term Sheet”) with Thomas A. Williams, which is binding on both parties and sets out the material terms of an employment agreement that the Company is currently negotiating with Mr. Williams. The Company intends to enter into a definitive employment agreement with Mr. Williams once the negotiations are complete.

The Term Sheet contemplates that Mr. Williams will serve as Executive Vice President and Chief Financial Officer of the Company beginning January 1, 2007. The initial term of the employment agreement will be from January 1, 2007 through December 31, 2009. After the initial term, the agreement is subject to automatic one-year renewals unless either party provides at least 90 days’ prior written notice to the other party of its intent not to renew the agreement. The Term Sheet provides that Mr. Williams will receive a base salary of $350,000, subject to annual review and increases, and a signing bonus of $600,000. Additionally, Mr. Williams will be eligible for an annual target bonus of 100% of his base salary, provided that performance objectives determined each year by the Company are met. Mr. Williams also received an option grant to purchase 160,000 shares of the Company’s common stock at a purchase price of $10.00 per share and will have the right, but not the obligation, to purchase within thirty days of commencement of employment up to an additional 25,000 shares of the Company’s common stock at the fair market value at the time of purchase. Mr. Williams will also receive a grant of 10,000 restricted shares of the Company’s common stock which will vest on the third anniversary of Mr. Williams’ employment with the Company, provided that he is still the Company’s employee.

The Term Sheet also provides that Mr. Williams would be entitled to a severance payment equal to 18 months of his then current base salary if the Company terminates his employment without cause.

In connection with the Term Sheet, the Company and Mr. Williams also entered into a consulting letter agreement (the “Consulting Agreement”) dated as of October 30, 2006. Under the Consulting Agreement, Mr. Williams will advise the Company on financial and investor relations matters, reporting directly to Nathaniel J. Lipman, the Company’s President and Chief Executive Officer. Mr. Williams will receive $10,000 per month as compensation for his consulting services, plus reasonable expenses. The Consulting Agreement will terminate on December 31, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective as of October 30, 2006, the Company appointed Matthew H. Nord to its board of directors. Pursuant to the Company’s policies, as a non-employee director Mr. Nord will receive annual compensation in the amount of $45,000 payable in equal quarterly installments, plus $2,000 for each regular or special meeting of the Company’s board of directors or board committee that he attends in person, plus an additional $1,000 for each regular or special meeting of the Company’s board of directors or board committee that he attends by teleconference. In addition, Mr. Nord is eligible to participate in the Company’s 2005 Stock Incentive Plan.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: November 3, 2006	By:	/s/ Todd H. Siegel
	Name:	Todd H. Siegel
	Title:	Executive Vice President and General Counsel